N        E        W        S                                     R        E        L         E        A        S        E

Exhibit 99.1

Contacts:

For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS

FOR FISCAL 2008 SECOND QUARTER

Fiscal 2008 Second Quarter Highlights:

•	Consolidated net sales growth of 7.2% (11.2% excluding last fiscal year flu sales)
o	Physician Business net sales growth of 6.4% (12.2 % excluding last fiscal year flu sales)
o	Elder Care Business net sales growth of 9.1%
•	Consolidated earnings per diluted share of $0.22, including,
o	$0.01 per diluted share for temporary operational costs associated with new Florida pedigree law
o	$0.01 per diluted share to increase accrual for destruction of pedigree-related quarantined inventory
o	$0.01 per diluted share of integration costs for the Activus acquisition
o	$0.04 per diluted share reduction of accruals for management incentive programs
•	Physician Business operating margin of 6.5%
•	Elder Care Business operating margin of 5.1%
•	Consolidated cash flow from operations of $13.1 million
•	Repurchased 2.8 million shares for $49.4 million
•	Announced acquisition of an approx. 5% stake in athenahealth, Inc. (NASDAQ GM:ATHN)

Jacksonville, Florida (October 24, 2007) – PSS World Medical, Inc. (NASDAQ GS:PSSI) announced today its results for the fiscal 2008 second quarter and six months ended September 28, 2007.

David A. Smith, Chairman and Chief Executive Officer, commented, “We have traction and execution across the breadth of our strategic programs. Momentum has accelerated from strategy implementation to program execution and success in global sourcing, home care and pharmaceuticals. However, the fastest start to any strategy in our arsenal is healthcare information technology with athenahealth and Smartscan. These technology solutions will galvanize our customer relationships and value proposition, as investors continue to benefit from a combination of our innovation, service excellence and strategic investments.”

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PSSI Reports Results For Fiscal 2008 Second Quarter

October 24, 2007

Net sales for the three months ended September 28, 2007, were $457.9 million, an increase of 7.2%, compared with net sales of $427.1 million for the three months ended September 29, 2006. Net sales for the three months ended September 28, 2007, for the Physician Business increased by 6.4%, while net sales for the Elder Care Business increased by 9.1%. Income from operations for the three months ended September 28, 2007, was $24.5 million compared with income from operations for the three months ended September 29, 2006, of $21.6 million. Net income for the three months ended September 28, 2007, was $14.5 million, or $0.22 per diluted share, compared with net income for the three months ended September 29, 2006, of $12.8 million, or $0.18 per diluted share.

Net sales for the six months ended September 28, 2007, were $896.8 million, an increase of 6.7%, compared with net sales of $840.2 million for the six months ended September 29, 2006. Net sales for the six months ended September 28, 2007, for the Physician Business increased by 7.0%, while net sales for the Elder Care Business increased by 6.1%. Income from operations for the six months ended September 28, 2007, was $39.0 million compared with income from operations for the six months ended September 29, 2006, of $40.3 million. Net income for the six months ended September 28, 2007, was $23.2 million, or $0.34 per diluted share, compared with net income for the six months ended September 29, 2006, of $23.7 million, or $0.34 per diluted share.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Profitable revenue growth associated with momentum in our key business strategies through the first half of fiscal year 2008 has been offset to some degree with costs of compliance with drug pedigree legislation. Acquisition integration and the investment in the launch of our healthcare information technology offerings have also been a drag on earnings in the first two quarters, but should turn positive in the second half of fiscal year 2008.

“We are reiterating our full year goals for fiscal year 2008 of $0.81 – $0.85 earnings per diluted share and $63 – $67 million of cash flow from operations. Our repurchase of 2.8 million shares during the second quarter represents an accretive use of cash and underlines our confidence in achieving continued growth in the business, while providing a nice return to investors.”

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal 2008 Second Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal 2008 second quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info, on October 25, 2007, beginning at 8:30 a.m. Eastern time.

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PSSI Reports Results For Fiscal 2008 Second Quarter

October 24, 2007

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS for the consolidated company; the expected operational cash flow in fiscal year 2008;the expected impact on earnings during the remainder of fiscal 2008 from the Company’s strategy to invest and participate in the marketing and sales of healthcare information technology products and services (HCIT); the expected impact on earnings during the remainder of 2008 related to the integration of acquired assets; as well as other expectations of growth and financial and operational performance. These statements are forward-looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our suppliers and vendors; our reliance on a limited number of chain business elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; lower revenue and earnings that may result from competition; the ability of the Company to adequately defend or reach a settlement on outstanding litigation matters and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in legislation and regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

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PSSI Reports Results For Fiscal 2008 Second Quarter

October 24, 2007

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share and share data)

	Three Months Ended		Six Months Ended
	Sept. 28, 2007	Sept. 29, 2006	Sept. 28, 2007	Sept. 29, 2006
Net sales	$457.9	$427.1	$896.8	$840.2
Cost of goods sold	325.4	303.2	636.6	596.4

Gross profit	132.5	123.9	260.2	243.8
General and administrative expenses	77.3	73.4	160.9	147.1
Selling expenses	30.7	28.9	60.3	56.4

Income from operations	24.5	21.6	39.0	40.3

Other (expense) income:
Interest expense	(1.5)	(1.3)	(2.9)	(2.8)
Interest and investment income	0.1	0.3	0.6	0.4
Other income	0.5	0.4	1.1	0.9

	(0.9)	(0.6)	(1.2)	(1.5)

Income before provision for income taxes	23.6	21.0	37.8	38.8
Provision for income taxes	9.1	8.2	14.6	15.1

Net income	$14.5	$12.8	$23.2	$23.7

Earnings per share – basic	$0.22	$0.19	$0.35	$0.35

Earnings per share – diluted	$0.22	$0.18	$0.34	$0.34

Weighted average shares (in thousands):
Basic	65,806	67,453	66,300	67,381
Diluted	67,067	69,478	67,916	69,213

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PSSI Reports Results For Fiscal 2008 Second Quarter

October 24, 2007

PSS WORLD MEDICAL, INC.

Condensed Consolidated Balance Sheets

(In millions, except per share and share data)

	Sept. 28, 2007	March 30, 2007
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$17.0	$46.7
Accounts receivable, net	232.3	222.8
Inventories	188.1	174.1
Deferred tax assets, net	9.3	8.8
Prepaid expenses and other	27.9	34.4

Total current assets	474.6	486.8

Property and equipment, net	89.3	88.6

Other Assets:
Goodwill and intangibles, net	139.7	137.1
Investment in available for sale securities	46.1	—
Other	70.0	62.5

Total assets	$819.7	$775.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$149.8	$131.3
Accrued expenses	33.3	37.2
Revolving line of credit and current portion of long-term debt	32.1	2.2
Other current liabilities	15.0	11.5

Total current liabilities	230.2	182.2
Long-term debt, excluding current portion	150.4	150.7
Other noncurrent liabilities	66.9	61.2

Total liabilities	447.5	394.1

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 64,688,716 and 67,179,475 shares issued and outstanding at September 28, 2007, and March 30, 2007, respectively	0.6	0.7
Additional paid-in capital	254.8	300.0
Retained earnings	103.1	80.2
Accumulated other comprehensive income	13.7	—

Total shareholders’ equity	372.2	380.9

Total liabilities and shareholders’ equity	$819.7	$775.0

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PSSI Reports Results For Fiscal 2008 Second Quarter

October 24, 2007

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended		Six Months Ended
	Sept. 28, 2007	Sept. 29, 2006	Sept. 28, 2007	Sept. 29, 2006
Cash Flows from Operating Activities:
Net income	$14.5	$12.8	$23.2	$23.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4.8	4.1	9.3	8.2
(Benefit) provision for deferred income taxes	(2.5)	3.4	(2.3)	7.8
Amortization of intangible assets	1.4	1.5	2.8	3.0
Provision for doubtful accounts	0.8	0.9	1.8	1.0
Non-cash compensation expense	1.2	0.5	1.9	0.8
Amortization of debt issuance costs	0.4	0.3	0.7	0.7
Provision for deferred compensation	0.3	0.4	1.7	0.9
Other	—	0.1	—	—

Changes in operating assets and liabilities, net of effects from business combination:
Accounts receivable, net	(10.2)	(20.1)	(8.2)	(17.4)
Inventories	(0.5)	(1.5)	(11.8)	1.3
Prepaid expenses and other current assets	4.8	(3.8)	5.6	(8.4)
Other assets	(1.9)	0.5	(8.9)	0.3
Accounts payable	5.3	23.3	13.9	6.5
Accrued expenses and other liabilities	(5.3)	7.5	2.7	5.5

Net cash provided by operating activities	13.1	29.9	32.4	33.9

Cash Flows from Investing Activities:
Payments for business combinations, net of cash acquired	(0.3)	—	(15.1)	(0.1)
Payments for investment in available for sale securities	(1.5)	—	(24.1)	—
Capital expenditures	(4.6)	(3.1)	(9.5)	(7.7)
Proceeds from note receivable	2.7	—	2.7	—
Payments for non-solicitation agreements	(0.1)	(0.3)	(0.1)	(0.8)
Payments for signing bonuses	—	(0.1)	—	(0.1)
Other	—	—	—	—

Net cash used in investing activities	(3.8)	(3.5)	(46.1)	(8.7)

Cash Flows from Financing Activities:
Net proceeds from revolving line of credit	31.4	—	31.4	—
Proceeds from exercise of stock options	1.3	2.5	1.6	5.0
Excess tax benefits from share-based compensation arrangements	0.6	1.3	0.8	2.6
Proceeds from borrowings	—	1.0	—	1.0
Purchase of treasury shares	(49.4)	(12.2)	(49.4)	(12.2)
Payments under capital lease obligations	(0.2)	(0.1)	(0.4)	(0.3)
Other	—	(1.0)	—	0.5

Net cash used in financing activities	(16.3)	(8.5)	(16.0)	(3.4)

Net increase (decrease) in cash and cash equivalents	(7.0)	17.9	(29.7)	21.8
Cash and cash equivalents, beginning of period	24.0	27.8	46.7	23.9

Cash and cash equivalents, end of period	$17.0	$45.7	$17.0	$45.7

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PSSI Reports Results For Fiscal 2008 Second Quarter

October 24, 2007

PSS WORLD MEDICAL, INC.

Net Sales Adjustment for Influenza Vaccine Sales

(In millions)

	For the Three Months Ended			For the Six Months Ended
	Sept. 28, 2007	Sept. 29, 2006	Growth	Sept. 28, 2007	Sept. 29,2006	Growth
Consolidated:
Net sales	$457.9	$427.1	7.2%	$896.8	$840.2	6.7%
Influenza vaccine sales	—	15.4		—	15.4

Net sales adjusted for influenza vaccine sales	$457.9	$411.7	11.2%	$896.8	$824.8	8.7%

Physician Business:
Net sales	$320.2	$300.8	6.4%	$626.4	$585.3	7.0%
Influenza vaccine sales	—	15.4		—	15.4

Net sales adjusted for influenza vaccine sales	$320.2	$285.4	12.2%	$626.4	$569.9	9.9%

END